Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-90017 of Data Systems & Software Inc. on Form S-3 of our report dated March 29, 2000, appearing in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP

New York, New York
May 30, 2000


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